Exhibit 10(e)(1)

ALLTEL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(First Restatement)

TABLE OF CONTENTS

ARTICLE                                                                                                                                                                                                 PAGE

I	Preamble		1
	1.01 Establishment and Restatement		1
	1.02 Purpose		1
	1.03 Funding		1

II	Definitions and Interpretation		1
	2.01 Definitions		1
	(a)	Actuarial Equivalent	1
	(b)	Benefit Percentage	1
	(c)	Board	2
	(d)	Change in Control	2
	(e)	Code	2
	(f)	Company	2
	(g)	Compensation	2
	(h)	Controlled Group	3
	(i)	Defined Benefit Plan	4
	(j)	Defined Contribution Plan	4
	(k)	Early Retirement Date	5
	(l)	Employee Amounts	5
	(m)	ERISA	6
	(n)	Excess Plan	6
	(o)	Non-Qualified Defined Benefit Plan	6
	(p)	Non-Qualified Defined Contribution Plan	6
	(q)	Normal Retirement Date	8
	(r)	Offset Defined Benefit Amounts	8
	(s)	Offset Defined Contribution Amounts	8
	(t)	Participant	8
	(u)	Payment Trigger	8
	(v)	Payment Trigger Compensation	9
	(w)	Pension Plan	10
	(x)	Profit-Sharing Plan	11
	(y)	Retirement	11
	(z)	SERP Compensation	11
	(aa)	Spouse	11
	(bb)	Thrift Plan	11
	(cc)	Vesting Year of Service	11

	2.02 Construction and Governing Law		12

III	Retirement and Spousal Death Benefits		12
	3.01 Eligibility		12
	3.02 Amount of Retirement Benefit		12
	3.03 Amount of Pre-Retirement Spouse Death Benefit		12
	3.04 Form and Timing of Payment		13
	3.05 Health and Dental Benefits		13

IV	Administration		17

	4.01 Plan Administrator		17
	4.02 Expenses		17
	4.03 Records		17
	4.04 Legal Incompetency		17
	4.05 Claims Procedure		18

V	Miscellaneous		18

	5.01 Amendments		18
	5.02 No Employment Rights		18
	5.03 Nonalienation		18
	5.04 Limitation of Liability		18
	5.05 Acceleration of Payment		19
	5.06 Representative of Board; Compensation Comittee		19
	5.07 Other Benefits		19
	5.08 Reemployment of a Participant		20

ARTICLE I

Preamble

Section 1.01.  Establishment and Restatement . ALLTEL Corporation established the ALLTEL Corporation Supplemental Executive Retirement Plan (the "Plan"), effective as of October 24, 1994. The Plan was subsequently amended on five occasions pursuant to resolutions of the Board of Directors ("Board") of the Company. The Board has determined that the Plan shall be restated to reflect all previous amendments, and the Plan is hereby restated to provide as hereinafter set forth:

Section 1.02.  Purpose .  The purpose of the Plan is solely to provide benefits to a select group of management or highly compensated employees.

Section 1.03.  Funding .  The Plan is unfunded, and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under the Plan shall be paid by the Company from its general assets.

ARTICLE II

Definitions and Interpretation

Section 2.01.  Definitions .  When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

(a) "Actuarial Equivalent" means a benefit of equivalent actuarial present value determined on the basis of a fixed blend of 50 percent male mortality rates and 50 percent female mortality rates from the 1983 GAM table, as published in Revenue Ruling 95-6, 1995-1 C.B. 80 (without regard to any modification thereof), and the annual interest rate on 30-year Treasury securities for the month of November (published in December) immediately preceding the calendar year containing the date as of which the Actuarial Equivalent value is being determined. The blended mortality basis specified in the immediately preceding sentence shall be applied without setback, projection or other adjustment and without regard to the gender of the payee(s).

(b) "Benefit Percentage " means: (1) with respect to a Participant whose Normal Retirement Date has occurred, sixty percent (60%); or (2) with respect to a Participant whose Normal Retirement Date has not occurred but whose Early Retirement Date has occurred, forty-five percent (45%), increased, but not to in excess of sixty percent (60%), by a percentage equal to the product of fifteen percent (15%) and a fraction, the numerator of which is the number of completed calendar months of service of the Participant with the Controlled Group occurring in and after the calendar month in which his Early Retirement Date occurred and prior to his Normal Retirement Date, and the denominator of which is the number of completed calendar months of service with the Controlled Group the Participant would have if he remained continuously employed with the Controlled Group in and after the calendar month in which the Participant's Early Retirement Date occurred until the last day of the calendar month immediately preceding the date on which his Normal Retirement Date would occur if he remained continuously employed by the Controlled Group.

(c) "Board " means the Board of Directors of the Company.

(d) "Change in Control " means, with respect to a Participant designated by the Board as being a Participant to whom this definition applies, an event defined as such in a certain written agreement between the Company and the Participant that occurs during the term of that agreement. The Participants as of the effective date of the Plan to whom this definition applies and the dates on which the applicable written agreement between the Company and the Participant was executed are as follows: John C. Comparin - October 24, 1994; Dennis J. Ferra - October 24, 1994; Francis X. Frantz - October 24, 1994; Carroll D. McHenry - October 24, 1994; James W. Milligan - October 24, 1994; Tom T. Orsini - October 24, 1994; and Ronald D. Payne - October 24, 1994.

(e) "Code " means the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws.

(f) "Company " means ALLTEL Corporation, a Delaware corporation, its successors and survivors resulting from any merger or acquisition of ALLTEL Corporation with or by any other corporation or other entity or enterprise.

(g) "Compensation " means, with respect to the Controlled Group, for a calendar year, the sum of: (a) the Participant's base salary paid to the Participant during the calendar year; and (b) the total of all amounts paid to the Participant pursuant to all incentive compensation plans during the calendar year.

For purposes of this definition, incentive compensation plans shall include, without limitation, the ALLTEL Corporation Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, and any incentive bonus plan or arrangement that provides for payment of cash compensation, and shall exclude, without limitation, the ALLTEL Corporation Executive Deferred Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation 1998 Management Deferred Compensation Plan or any successor thereto as in effect from time to time, any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto, executive fringe benefits, and any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock, or rights are issued.

Notwithstanding the foregoing: (1) Compensation shall not be affected by any compensation reduction pursuant to a "cafeteria plan" as defined in Section 125 of the Code; (2) Compensation shall not be affected by the deferral of any amount that would otherwise constitute Compensation under any cash-or-deferred arrangement under Section 401(k) of the Code or under any nonqualified arrangement, and any such deferred amount (that would otherwise be Compensation) shall be credited to the Participant as Compensation during the calendar year when the deferred amount would have been paid (in the absence of the deferral election) rather than during the period when the deferred amount is paid; and (3) in no event shall any of the following be included as Compensation: (a) any bonus payment not paid pursuant to a formalized incentive compensation plan or arrangement covering executives of the Controlled Group;(b) any payment, whether paid before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any agreement covered by Section 2.01(v), the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Kevin L. Beebe and 360 Communications Company, as amended, and the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Jeffery R. Gardner and 360 Communications Company, as amended; and (c) any amount paid or payable under the Plan.

(h) "Controlled Group " means the Company and any and all other corporations, trades and/or businesses or organizations, the employees of which together with the employees of the Company are required, pursuant to the applicable provisions of Section 414 of the Internal Revenue Code of 1986 as in effect on January 1, 1994, to be treated as if they were employed by a single employer, but with respect only to periods during which the controlled group status described in Section 414 of the Internal Revenue Code of 1986 as in effect on January 1, 1994 exists.

(i) "Defined Benefit Plan " means the Pension Plan and any portion (or all) of any plan that is a defined benefit plan, as defined in ERISA, maintained at any time by any member of the Controlled Group that is intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code. Notwithstanding the foregoing: (1) In the case of Kevin L. Beebe, any plan that is (or was) a defined benefit plan, as defined in ERISA, maintained at any time by 360 Communications Company, any affiliate of 360E Communications Company, any predecessor of 360 Communications Company, or any affiliate of any predecessor of 360 Communications Company that is (or was) intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code shall be treated as a Defined Benefit Plan for purposes of the Plan; (2) In the case of Michael T. Flynn, any plan that is (or was) a defined benefit plan, as defined in ERISA, maintained at any time by Southwestern Bell Corporation, any affiliate of Southwestern Bell Corporation, any predecessor of Southwestern Bell Corporation, or any affiliate of any predecessor of Southwestern Bell Corporation that is (or was) intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code shall be treated as a Defined Benefit Plan for purposes of the Plan; and (3) In the case of Jeffery R. Gardner, any plan that is (or was) a defined benefit plan, as defined in ERISA, maintained at any time by 360 Communications Company, any affiliate of 360 Communications Company, any predecessor of 360 Communications Company, or any affiliate of any predecessor of 360 Communications Company that is (or was) intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code shall be treated as a Defined Benefit Plan for purposes of the Plan.

(j) "Defined Contribution Plan " means the Profit-Sharing Plan, the Thrift Plan, and any portion (or all) of any plan that is a defined contribution plan, as defined in ERISA, maintained at any time by any member of the Controlled Group that is intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code, excluding, however, the Allied Telephone Company Profit Sharing Plan, as amended from time to time, and any portion of any other plan attributable to any merger with or transfer of assets and liabilities from the Allied Telephone Company Profit Sharing Plan, as amended from time to time. Notwithstanding the foregoing: (1) In case of Kevin L. Beebe, the 360 Communications Company Retirement Savings Plan or any successor thereto, as amended from time to time, shall be treated as a Defined Contribution Plan for purposes of the Plan; and (2) In the case of Michael T. Flynn, any plan that is (or was), a defined contribution plan, as defined in ERISA, maintained at any time by Southwestern Bell Corporation, and any affiliate of Southwestern Bell Corporation, any predecessor of Southwestern Bell Corporation, or any affiliate of any predecessor of Southwestern Bell Corporation that is (or was) intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code shall be treated as a Defined Contribution Plan for purposes of the Plan; and (3) In the case of Jeffery R. Gardner, the 360 Communications Company Retirement Savings Plan or any successor thereto, as amended from time to time, shall be treated as a Defined Contribution Plan for purposes of the Plan

(k) "Early Retirement Date " means the date on which the earliest of the following has occurred with respect to the Participant: (1) the Participant is alive, the Participant is an employee of the Controlled Group, the Participant has 20 or more Vesting Years of Service, and the last day of the calendar month in which the Participant's fifty-fifth (55th) birthday occurs has ended; (2) the Participant is alive, the Participant is an employee of the Controlled Group, the Participant has 15 or more Vesting Years of Service, and the last day of the calendar month in which the Participant's sixtieth (60th) birthday occurs has ended; or (3) the Participant is alive and a Payment Trigger with respect to the Participant has occurred.

(l) "Employee Amounts " means any accrued benefit under any Defined Benefit Plan, any Defined Contribution Plan, any Non-Qualified Defined Benefit Plan, and any Non-Qualified Defined Contribution Plan attributable to employee after-tax contributions, elective contributions under Section 401(k) of the Code, rollover contributions under Section 402 of the Code to the extent attributable to a distribution from a plan not at any time maintained by any member of the Controlled Group or to elective contributions under Section 401(k) of the Code, or employee elective compensation reductions or deferrals under any non-qualified arrangement (including earnings on such contributions), but excluding any amounts attributable to matching contributions described in Section 401(m) of the Code of a member of the Controlled Group or amounts under any non-qualified arrangement that would be matching contributions described in Section 401(m) of the Code if the non-qualified arrangement were part of a Defined Contribution Plan.

(m) "ERISA " means the Employee Retirement Income Security Act of 1974, as amended, or corresponding provisions of any subsequent federal laws.

(n) "Excess Plan " means the ALLTEL Corporation Excess Benefit Plan or any successor thereto, as amended from time to time, the Systematics Information Services, Inc. Excess Benefit Plan or any successor thereto, as amended from time to time, and/or the Computer Power, Inc. Excess Benefit Plan or any successor thereto, as amended from time to time.

(o) "Non-Qualified Defined Benefit Plan " means the portion of the Excess Plan that provides a defined benefit and the portion (or all) of any plan that is a defined benefit plan, as defined in ERISA, maintained at any time by any member of the Controlled Group that is not intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code. For purposes of this definition, whether an arrangement is a defined benefit plan as defined in ERISA shall be determined without regard to Section 3(36) of ERISA, Section 4 of ERISA, or any other provision of ERISA that provides a partial or total exclusion from coverage under or applicability of ERISA, without regard to whether the arrangement covers more than one employee, and without regard to whether the arrangement meets any formality requirements to be considered a plan. Notwithstanding the foregoing, in the case of Michael T. Flynn: (1) the provisions of Article II and Article IV (and other provisions integrally thereto) of the Amended and Restated Supplemental Retirement Benefit Agreement dated July 14, 1997 between Michael T. Flynn and ALLTEL Corporation, as amended from time to time, shall be treated as a Non-Qualified Defined Benefit Plan for purposes of the Plan; and (2) any similar non-qualified retirement benefit or survivor benefit arrangement maintained by Southwestern Bell Corporation or any of its affiliates or any of their successors shall be treated as a Non-Qualified Defined Benefit Plan for purposes of the Plan.

(p) "Non-Qualified Defined Contribution Plan " means those portions of the Excess Plan, the ALLTEL Corporation Executive Deferred Compensation Plan or any successor thereto, as amended from time to time, the ALLTEL Corporation 1998 Management Deferred Compensation Plan or any successor thereto, as amended from time to time, the ALLTEL Corporation Performance Incentive Plan or any successor thereto, as amended from time to time, and the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan or any successor thereto, as amended from time to time, that provides deferred compensation based on a hypothetical defined contribution, and the portion (or all) of any plan that is a defined contribution plan, as defined in ERISA, maintained at any time by any member of the Controlled Group that is not intended at any time by the sponsor thereof to be a plan qualified under Section 401(a) of the Code. For purposes of this definition, whether an arrangement is a defined contribution plan as defined in ERISA shall be determined without regard to Section 3(36) of ERISA, Section 4 of ERISA, or any other provision of ERISA that provides a partial or total exclusion from coverage under or applicability of ERISA, without regard to whether the arrangement covers more than one employee, and without regard to whether the arrangement meets any formality requirements to be considered a plan. Notwithstanding the foregoing: (1) In the case of Kevin L. Beebe, the 360 Communications Company Deferred Compensation Plan or any successor thereto, as amended from time to time, shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan; (2) In the case of Kevin L. Beebe, the 360 Communications Company Retirement Savings Restoration Plan or any successor thereto, as amended from time to time, shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan; (3) In the case of Michael T. Flynn, the provisions of Article III (and other provisions integrally related thereto) of the Amended and Restated Supplemental Retirement Benefit Agreement dated July 14, 1997 between Michael T. Flynn and ALLTEL Corporation, as amended from time to time, shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan, and any non-qualified defined contribution plan maintained at any time by Southwestern Bell Corporation, any affiliate of Southwestern Bell Corporation, any predecessor of Southwestern Bell Corporation, or any affiliate of any predecessor of Southwestern Bell Corporation shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan;(4) In the case of Jeffery R. Gardner, the 360 Communications Company Deferred Compensation Plan or any successor thereto, as amended from time to time, shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan; and (5) In the case of Jeffery R. Gardner, the 360 Communications Company Retirement Savings Restoration Plan or any successor thereto, as amended from time to time, shall be treated as a Non-Qualified Defined Contribution Plan for purposes of the Plan.

(q) "Normal Retirement Date " means the date on which the earliest of the following has occurred with respect to the Participant: (1) the Participant is alive, the Participant is an employee of the Controlled Group, and the last day of the calendar month in which the Participant's sixty-fifth (65th) birthday occurs has ended; or (2) the Participant is alive, the Participant's Early Retirement Date has occurred other than by reason of a Payment Trigger, and a Payment Trigger with respect to the Participant has occurred.

(r) "Offset Defined Benefit Amounts " means the Actuarial Equivalent of any accrued benefits under any Defined Benefit Plan and/or any Non-Qualified Defined Benefit Plan that have been distributed or paid to, with respect to, or on behalf of the Participant or that are currently payable to, with respect to, or on behalf of the Participant determined without regard to any requirement that the Participant elect to receive such benefits, but excluding any Employee Amounts.

(s) "Offset Defined Contribution Amounts " means the sum of: (1) the Actuarial Equivalent of any accrued benefits under any Defined Contribution Plan and/or any Non-Qualified Defined Contribution Plan determined as of the most recent valuation date for determining accrued benefits thereunder immediately preceding the date as of which the retirement or Spouse pre-retirement death benefit hereunder commences, but excluding any Employee Amounts; (2) the Actuarial Equivalent of any accrued benefits under any Defined Contribution Plan and/or any Non-Qualified Defined Contribution Plan distributed or paid to, with respect to, or on behalf of the Participant prior to the valuation date referred to in (1) above, but excluding any Employee Amounts. For purposes of this definition, amounts described in clause (2) transferred in a rollover under Section 402 of the Code to a plan maintained by a member of the Controlled Group and not again distributed or paid to, with respect to, or on behalf of the Participant, shall be taken into account under clause (1) of this definition and not under clause (2) of this definition.

(t) "Participant " means a person (1) who is designated by the Board as a participant in the Plan, and (2) who agrees to be bound by the provisions of the Plan on a form provided by the Company. The only Participants as of the date of this restatement of the Plan are the persons listed in Section 2.01(u).

(u) "Payment Trigger " means, with respect to a Participant designated by the Board as being a Participant to whom this definition applies, an event defined as such in a certain written agreement between the Company and the Participant that occurs during the term of that agreement. The Participants as of the date of this restatement of the Plan to whom this definition applies and the dates on which the applicable written agreement between the Company and the Participant was executed are as follows: Francis X. Frantz - October 24, 1994; James W. Milligan - October 24, 1994; Scott T. Ford - April 25, 1996; Jeffrey H. Fox - January 30, 1997; Kevin L. Beebe - July 23, 1998; Michael T. Flynn - July 23, 1998; and Jeffery R. Gardner - January 28, 1999.

(v) "Payment Trigger Compensation " means, with respect to the Controlled Group, the sum of: (1) the highest of (a) the Participant's annual base salary in effect immediately prior to the occurrence of a Change in Control, (b) the Participant's annual base salary in effect immediately prior to the occurrence of a Payment Trigger, or (c) the Participant's annual base salary in effect on the day immediately preceding the Participant's Retirement; and (2) the highest of (a) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which a Change in Control occurs, (b) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which a Payment Trigger occurs, or (c) the aggregate maximum amounts payable to the Participant pursuant to all incentive compensation plans for the fiscal year or other measuring period commencing coincident with or most recently prior to the date of the Participant's Retirement, in each case assuming that the Participant were continuously employed by the Controlled Group on the terms and conditions, including, without limitation, the terms of the incentive plans, in effect immediately prior to the Change in Control, Payment Trigger, or Retirement whichever applies, until the last day of that fiscal year or other measuring period. For purposes of this definition, amounts payable to the Participant pursuant to an incentive compensation plan for the fiscal year or other measuring period commencing coincident with or most recently prior to the date on which the Change of Control, Payment Trigger, or Retirement, as applicable, occurs (the "applicable year/period") shall not include amounts attributable to a fiscal year or other measuring period that commenced prior to the applicable year/period and that become payable during the applicable year/period.

For purposes of this definition, incentive compensation plans shall include, without limitation, the ALLTEL Corporation Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation Long-Term Performance Incentive Compensation Plan or any successor thereto as in effect from time to time, and any incentive bonus plan or arrangement that provides for payment of cash compensation, and shall exclude, without limitation, the ALLTEL Corporation Executive Deferred Compensation Plan or any successor thereto as in effect from time to time, the ALLTEL Corporation 1998 Management Deferred Compensation Plan or any successor thereto as in effect from time to time, any plan qualified or intended to be qualified under Section 401(a) of the Code and any plan supplementary thereto, executive fringe benefits, and any plan or arrangement under which stock, stock options, stock appreciation rights, restricted stock or similar options, stock, or rights are issued.

Notwithstanding the foregoing: (1) Payment Trigger Compensation shall not be affected by any compensation reduction pursuant to a "cafeteria plan" as defined in Section 125 of the Code; (2) Payment Trigger Compensation shall not be affected by the deferral of any amount that would otherwise constitute Compensation under any cash-or-deferred arrangement under Section 401(k) of the Code or under any nonqualified arrangement, and any such deferred amount (that would otherwise constitute Payment Trigger Compensation) shall be taken into account as of the date the deferred amount would have been payable (in the absence of the deferral election) rather than when the deferred amount is payable; and (3) in no event shall any of the following be included as Payment Trigger Compensation: (a) any bonus payment not paid or payable pursuant to a formalized incentive compensation plan or arrangement covering executives of the Controlled Group;(b) any payment, whether paid or payable before or after employment termination, pursuant to or in respect of any severance or change in control plan, arrangement, or agreement, including, without limitation, any agreement covered by Section 2.01(v), the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Kevin L. Beebe and 360 Communications Company, as amended, and the Amended and Restated Change-In-Control Severance Agreement dated as of December 29, 1997 between Jeffery R. Gardner and 360 Communications Company, as amended; and (c) any amount paid or payable under the Plan.

(w) "Pension Plan " means the ALLTEL Corporation Pension Plan or any successor thereto, as amended from time to time.

(x) "Profit-Sharing Plan " means the ALLTEL Corporation Profit-Sharing Plan or any successor thereto, as amended from time to time, the Profit Sharing Plan for Employees of Systematics Information Services, Inc. and Participating Affiliates or any successor thereto, as amended from time to time, and/or the TDS Healthcare Systems Corporation Profit Sharing Plan or any successor thereto, as amended from time to time.

(y) "Retirement " means that the Participant is alive and is no longer an employee of any member of the Controlled Group on a date occurring after the Participant's Normal Retirement Date or after the Participant's Early Retirement Date.

(z) "SERP Compensation " means, with respect to a Participant, the highest of: (1) the Participant's Payment Trigger Compensation (if a Payment Trigger has occurred with respect to the Participant); (2) the Participant's Compensation for the calendar year immediately preceding the calendar year in which the Participant's Retirement occurs; or (3) the Participant's average annual Compensation for the three calendar years preceding the calendar year in which the Participant's Retirement occurs.

(aa) "Spouse " means the person (if any) to whom the Participant is legally married at the time of the Participant's death.

(bb) "Thrift Plan " means the Thrift Plan for Employees of Systematics Information Services, Inc. and Participating Affiliates or any successor thereto, as amended from time to time, the CP National Incentive Thrift Savings Plan or any successor thereto, as amended from time to time, the Computer Power, Inc. Retirement Savings Plan or any successor thereto, as amended from time to time, and/or the Houston Wire & Cable Company Combination Profit Sharing and Salary Deferral Plan or any successor thereto, as amended from time to time.

(cc) "Vesting Year of Service " means, with respect to a Participant, (1) for periods prior to January 1, 1989, each "Vesting Year of Service" with which he was credited on December 31, 1988, if any, under the ALLTEL Corporation Pension Plan (January 1, 1985 Restatement), as in effect on December 31, 1988, and (2) for periods after December 31, 1988, each calendar year in which the Participant completes at least 1,000 hours of service with an employer that is a member of the Controlled Group (including only hours of service completed while the employer was a member of the Controlled Group). For the purpose of this definition, hours of service shall be determined in accordance with Department of Labor Regulations Sections 2530.200b-2(a) and 2530.200b-3(e)(1)(iv) as in effect on January 1, 1994. Notwithstanding the foregoing, there shall be added to Kevin L. Beebe's Vesting Years of Service for purposes of the Plan fourteen (14) years. Notwithstanding the foregoing, there shall be added to Jeffery R. Gardner's Vesting Years of Service for purposes of the Plan thirteen (13) years

Section 2.02.  Construction and Governing Law .

(a) The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Delaware, to the extent that applicable federal law does not apply to the Plan.

(b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

ARTICLE III

Retirement and Spousal Death Benefits

Section 3.01.  Eligibility . A Participant whose Retirement has occurred shall receive a retirement benefit as provided in Section 3.02. The surviving Spouse of a Participant whose death occurs on or after the date of the Participant's Retirement shall receive a post-retirement death benefit as provided in Section 3.02. The surviving Spouse of a Participant whose death occurs while he is an employee of the Controlled Group shall receive a pre-retirement death benefit as provided in Section 3.03.

Section 3.02.  Amount of Retirement Benefit . The amount of annual retirement benefit payable to a Participant who is eligible therefor shall be equal to: (1) the product of the Participant's Benefit Percentage and the Participant's SERP Compensation; less (2) any Offset Defined Contribution Amounts, and (if already paid or when currently payable) any Offset Defined Benefit Amounts. The amount of annual post-retirement death benefit payable to the surviving Spouse (if any) of a Participant described in the immediately preceding sentence shall be an amount equal to fifty percent (50%) of the annual retirement benefit the Participant was entitled to receive immediately prior to his death.

Section 3.03.  Amount of Pre-Retirement Spouse Death Benefit . The pre-retirement death benefit payable under this Section 3.03 to a surviving Spouse who is eligible therefor shall be determined as follows: The annual death benefit payable to the surviving Spouse shall be equal to fifty percent (50%) of the annual retirement benefit the Participant would have received if his employment with the Controlled Group had terminated on the day immediately preceding the date of his death, except that if the Participant's Early Retirement Date or Normal Retirement Date has not occurred prior to his death, the first day of the calendar month in which the Participant's death occurs shall be considered the Participant's Early Retirement Date (for purposes only of computing the benefit under this Section 3.03).

Section 3.04.  Form and Timing of Payment . The form of payment of the applicable benefit as determined under this Article III shall be a monthly amount equal to one-twelfth (1/12th) of the annual benefit amount, payable monthly as of the first day of each calendar month for the life only of the retired Participant or Spouse, as applicable. Payment of a Participant's retirement benefit under the Plan shall commence as of the first day of the calendar month next following the calendar month in which the Participant's Retirement occurs, and the last monthly payment of the retirement benefit shall be for the calendar month in which the retired Participant's death occurs. Any Spouse death benefit under the Plan shall commence as of the first day of the calendar month next following the calendar month in which the Participant's death occurs, and the last monthly payment of the Spouse death benefit shall be for the calendar month in which the Spouse's death occurs.

Section 3.05.  Health and Dental Benefits .

(a) The Company shall provide to a retired Participant who receives a retirement benefit under Section 3.02, a spouse to whom the retired Participant is legally married, and the retired Participant's eligible dependents, and/or to a Spouse of a Participant who receives a post-retirement death benefit under Section 3.02 or a pre-retirement death benefit under Section 3.03, health and dental benefits equivalent to the health and dental benefits provided to active employees of the Company, spouses of active employees of the Company, and their eligible dependents under the health and dental plans of the Company (or in the event the Company does not maintain such a plan or plans, another comparable plan or plans of the Controlled Group), as in effect from time to time, and under any additional and/or supplemental plans provided to executives of the Company and their spouses and eligible dependents (or in the event the Company does not maintain such a plan or plans, another comparable plan or plans of the Controlled Group), as in effect from time to time (the "equivalent coverage"). Notwithstanding the foregoing, subject to any applicable legal requirements, the equivalent coverage may coordinate with any government provided coverage (with the government provided coverage as primary) to the extent that the government provided coverage is provided to the recipient without any requirement that the recipient pay any premium or make any contribution as a condition of receiving the government provided coverage and to the extent that the equivalent coverage (with coordination) and the government provided coverage provide coverage at least equal to the equivalent coverage (without coordination). Eligible dependents shall be those dependents of the retired Participant or Spouse, as applicable, that meet the requirements of the applicable coverage to be eligible for dependent coverage. The equivalent coverage shall be provided by the Company for the lifetime of the retired Participant or Spouse, as applicable, and without regard to any acceleration of payment of benefits under Section 5.05. The equivalent coverage shall be provided by the Company without any requirement for the recipient thereof to pay any premium or contribution as a condition of receiving the coverage. The Company shall provide the equivalent coverage through its established plans in effect from time to time or through any other means, at the Company's option. The Participant, spouse, Spouse, and/or dependents shall provide reasonable cooperation to the Company in obtaining any insurance for the equivalent coverage that the Company desires to purchase.

(b) If taxes are imposed on the retired Participant, spouse, Spouse, or dependents with respect to the equivalent coverage and/or benefits received under the equivalent coverage that are greater than the amount of taxes (if any) that would be imposed with respect to the equivalent coverage and/or benefits received under the equivalent coverage if it were received by an active employee (and/or spouses and dependents) of the Controlled Group through a generally applicable plan or plans, the Company shall make additional cash payments to the retired Participant, spouse, Spouse, and/or dependents (a "Gross-Up Payment") in an amount equal to the additional taxes imposed on the retired Participant, spouse, Spouse and/or dependents and an amount sufficient to pay the cumulative taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the equivalent coverage and/or benefits received under the equivalent coverage received by the retired Participant, spouse, Spouse and/or dependents pursuant to this Section 3.05 after reduction for taxes is an amount equal to the equivalent coverage and/or benefits if it were received by an active employee (and/or spouses and dependents) of the Controlled Group through a generally applicable plan or plans after reduction for taxes (if any). Notwithstanding the foregoing or the other provisions of this Section 3.05, to the extent that the Gross-Up Payment recipient would be entitled to a tax gross-up payment from the Company with respect to the equivalent coverage and/or benefits and/or Gross-Up Payment provided under this Section 3.05 under any other agreement, the Gross-Up Payment provisions of this Section 3.05 shall not apply.

(c) Subject to the provisions of paragraph (d) of this Section 3.05, all determinations required to be made under this Section 3.05, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination, shall be made by a nationally recognized certified public accounting firm designated by the Gross-Up Payment recipient (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Gross-Up Payment recipient within 30 days after the receipt of notice from the Gross-Up Payment recipient, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined in accordance with this Section 3.05, shall be paid by the Company to the Gross-Up Payment recipient within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no amount is payable by the Company to the Gross-Up Payment recipient, it shall so indicate to the Gross-Up Payment recipient in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Gross-Up Payment recipient. As a result of uncertainty in the application of the Code at the time of the initial determination by the Accounting Firm, it is possible that Gross-Up Payments that the Company should have made will not have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies in accordance with paragraph (d) of this Section 3.05 and the Gross-Up Payment recipient thereafter is required to make a payment of any tax in respect of the claim, the Accounting Firm shall determine the amount of Underpayment that has occurred and the Underpayment shall be promptly paid by the Company to or for the benefit of the Gross-Up Payment recipient.

(d) The Gross-Up Payment recipient shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require a Gross-Up Payment (that has not already been paid by the Company). The notification shall be given as soon as practicable but no later than ten business days after the Gross-Up Payment recipient is informed in writing of the claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Gross-Up Payment recipient shall not pay the claim prior to the expiration of the 30-day period following the date on which the Gross-Up Payment recipient gives notice to the Company or any shorter period ending on the date that any payment of taxes with respect to the claim is due. If the Company notifies the Gross-Up Payment recipient in writing prior to the expiration of the 30-day period that it desires to contest the claim, the Gross-Up Payment recipient shall:

(i) give the Company any information reasonably requested by the Company relating to the claim;

(ii) take any action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the claim by an attorney reasonably selected by the Company;

(iii) cooperate with the Company in good faith in order effectively to contest the claim; and

(iv) permit the Company to participate in any proceedings relating to the claim.

The Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with the contest and shall indemnify and hold the Gross-Up Payment recipient harmless, on an after-tax basis, for any tax (including interest and penalties with respect thereto) imposed as a result of the representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 3.05, the Company shall control all proceedings taken in connection with the contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of the claim and may, at its sole option either direct the Gross-Up Payment recipient to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Gross-Up Payment recipient agrees to prosecute the contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company shall determine. If the Company directs the Gross-Up Payment recipient to pay the claim and sue for a refund, the Company shall advance the amount of the payment to the Gross-Up Payment recipient, on an interest-free basis, and shall indemnify and hold the Gross-Up Payment recipient harmless, on an after-tax basis from any tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance; and any extension of the statute of limitations relating to payment of taxes for the taxable year of the Gross-Up Payment recipient with respect to which the contested amount is claimed to be due shall be limited solely to the contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Gross-Up Payment recipient shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(e) If, after the receipt by the Gross-Up Payment recipient of an amount advanced by the Company pursuant to paragraph (d) of this Section 3.05, the Gross-Up Payment recipient becomes entitled to receive any refund with respect to the claim, the Gross-Up Payment recipient shall, subject to the Company's compliance with the provisions of paragraph (d) of this Section 3.05, promptly pay to the Company the amount of the refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Gross-Up Payment recipient of an amount advanced by the Company pursuant to paragraph (d) of this Section 3.05, a determination is made that the Gross-Up Payment recipient shall not be entitled to any refund with respect to the claim and the Company does not notify the Gross-Up Payment recipient in writing of its intent to contest the denial of refund prior to the expiration of 30 days after the determination, then the advance shall be forgiven and shall not be required to be repaid and the amount of the advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

ARTICLE IV

Administration

Section 4.01.  Plan Administrator . The Plan Administrator shall be the Company, except that, any discretionary determination provided for in the Plan with respect to the timing, amount, or form of a Participant's benefit under the Plan shall be made by the Compensation Committee of the Board. The Plan Administrator may retain auditors, accountants, legal counsel and actuarial counsel selected by it. Any person authorized to act on behalf of the Plan Administrator may act in any such capacity, and any such auditors, accountants, legal counsel and actuarial counsel may be persons acting in a similar capacity for one or more members of the Controlled Group and may be employees of one or more members of the Controlled Group. The opinion of any such auditor, accountant, legal counsel or actuarial counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by any person authorized to act on behalf of the Plan Administrator in good faith and in accordance with such opinion. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.

Section 4.02.  Expenses . The Company shall pay all expenses incurred in the administration of the Plan.

Section 4.03.  Records . The Company shall keep such records as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.

Section 4.04.  Legal Incompetency . The Plan Administrator may, in its discretion, make or cause to be made payment either directly to an incompetent or disabled person, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, any member of the Controlled Group, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.

Section 4.05.  Claims Procedure . The claims procedures provisions of the ALLTEL Corporation Pension Plan (January 1, 1994 restatement), as in effect on the date of this restatement of the Plan, are incorporated herein by reference and shall apply to benefits under Article III of the Plan.

ARTICLE V

Miscellaneous

Section 5.01.  Amendments . The Board from time to time may amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, effective as of any date specified in the action by the Board, except that no such action, other than an action that increases benefits provided by the Plan, taken by the Board on or after the date a Change in Control or Payment Trigger has occurred with respect to a Participant or on or after the date on which a Participant's Early Retirement Date, Normal Retirement Date, or death, as applicable, has occurred shall be effective with respect to the Participant (or the Participant's Spouse, spouse, dependents or other person claiming through the Participant or Spouse), unless the Participant, spouse, or Spouse consents in writing thereto. Any action of the Board amending, suspending, or terminating the Plan shall be set forth in a written resolution of the Board. The Plan Administrator shall furnish a copy of the written resolution to each Participant affected thereby or person claiming benefits under the Plan through a Participant affected thereby as soon as practicable after the adoption of the resolution.

Section 5.02.  No Employment Rights . Neither the establishment or maintenance of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of any member of the Controlled Group; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions and provisions of the Plan affecting such Participant shall have been satisfied.

Section 5.03.  Nonalienation .  The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

Section 5.04.  Limitation of Liability .  No member of the Board and no officer or employee of any member of the Controlled Group shall be liable to any person for any action taken or omitted in connection with this Plan, nor shall any member of the Controlled Group be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of any member of a Controlled Group. Nothing in the Plan shall be construed to create any trust or fiduciary relationship between any member of the Controlled Group and any Participant or any other person.

Section 5.05.  Acceleration of Payment . The Compensation Committee of the Board in its sole discretion may accelerate the payment of any benefit under the Plan to the extent that it deems it equitable or desirable under the circumstances with respect to: (1) a Participant who is still an employee of the Controlled Group and who would meet the requirements to receive a benefit under the Plan if the Participant's employment with the Controlled Group were then involuntarily terminated other than by the Participant's death (i.e., the Participant's Retirement would occur by reason of the employment termination either because the Participant has met the age and service requirements for Retirement or because the termination of employment would be a Payment Trigger); and (2) a Participant who is not an employee of the Controlled Group and who has met the requirements to receive a benefit under the Plan (i.e., the Participant's Retirement has occurred); and (3) a Participant whose death occurred while the Participant was an employee of the Controlled Group. If payment of a married Participant's retirement benefit is accelerated, payment of the post-retirement death benefit to the Participant's spouse shall also be accelerated, payment of which shall be made to the Participant rather than the Participant's spouse. Any accelerated payment of a benefit (or portion of a benefit) under the Plan shall be in a single sum payment that is the Actuarial Equivalent of the benefit (or portion of a benefit) the payment of which is being accelerated. Any action of the Compensation Committee accelerating the payment of a benefit under this Section 5.05 may not be changed unless the Participant, or the Participant's Spouse if the Participant has died, consents in writing thereto. Notwithstanding any other provision of the Plan to the contrary, if payment of a spouse death benefit is accelerated, no other death benefit shall be payable under the Plan with respect to any spouse of the Participant.

Section 5.06.  Representative of Board; Compensation Committee .  The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder (not including any duty or responsibility specifically charged to the Compensation Committee of the Board hereunder). If at any time there is no Compensation Committee of the Board, the Board shall have any duty or responsibility charged specifically to the Compensation Committee of the Board hereunder.

Section 5.07.  Other Benefits . Nothing in this Plan shall be construed to affect an employee's right to participate in any benefit plan, qualified or unqualified, of the Controlled Group, according to the terms of that plan.

Section 5.08.  Reemployment of a Participant . In the event of the reemployment as an employee in any capacity by the Company or a member of the Controlled Group of a Participant whose employment covered under the Plan has terminated, payment of his benefits under the Plan shall be suspended during his period of reemployment to the same extent as payment of his benefits under the Pension Plan are suspended. The Participant shall accrue additional benefits under the Plan with respect to his reemployment period only if he again becomes a Participant as provided in Section 2.01.

IN WITNESS WHEREOF, ALLTEL CORPORATION has caused this First Restatement to be executed as of this 14th day of May, 2001.

ALLTEL CORPORATION
By /s/Scott T. Ford
Name: Scott T. Ford
Title: President & COO